Exhibit 99.1

Wayfair Announces Third Quarter 2015 Results

Q3 Direct Retail Revenue Growth of 90.9% Year over Year to $545.0 million
Q3 Total Net Revenue Growth of 76.7% Year over Year to $594.0 million
4.6 million Active Customers, up 60.6% Year over Year

BOSTON, MA — November 10, 2015 — Wayfair Inc. (NYSE:W), one of the world’s largest online destinations for home furnishings and décor, today reported financial results for its third quarter ended September 30, 2015.

Third Quarter 2015 Financial Highlights

•	Total net revenue increased to $594.0 million, up 76.7% year over year

•	Direct Retail revenue, consisting of sales generated primarily through the sites of Wayfair’s five brands, increased to $545.0 million, up 90.9% year over year

•	Gross profit was $141.4 million or 23.8% of total net revenue, compared to 23.5% of total net revenue in the same quarter last year

•	Adjusted EBITDA was $(1.4) million or (0.2)% of total net revenue

•	GAAP net loss was $15.5 million

•	GAAP basic and diluted net loss per share was $0.18

•	Non-GAAP diluted net loss per share was $0.13

•	Non-GAAP free cash flow was $35.3 million

•	At the end of the Third Quarter, cash, cash equivalents, and short-term and long-term investments totaled $399.8 million

“We are very pleased to report the third quarter in a row of tremendous growth across the business,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “New customer growth and repeat customer growth continue to accelerate at a phenomenal pace as we enhance our offering and build greater brand awareness with consumers. We are well positioned to enter the holiday season with key improvements across assortment, merchandising and marketing - and look forward to further building our leadership position as the number one destination for home furnishings and décor.”

Other Highlights

•	The number of active customers in our Direct Retail business reached 4.6 million as of September 30, 2015, up 60.6% year over year

•	LTM net revenue per active customer increased to $371, up 8.5% year over year

•	Orders per customer, measured as LTM orders divided by active customers, increased to 1.69 for the Third Quarter, up from 1.65 year over year

•	Repeat customers placed 55.2% of total orders in the Third Quarter of 2015, compared to 49.8% in the Third Quarter of 2014

•	Repeat customers placed 1.3 million orders in the Third Quarter of 2015, an increase of 96.0% year over year

•	Orders delivered in the Third Quarter of 2015 were 2.3 million, an increase of 76.8% year over year

•	Average order value was $235 for the Third Quarter 2015, an increase of 8.3% year over year

•	In the Third Quarter of 2015, 35.1% of total orders delivered for our Direct Retail business were placed via a mobile device, up from 28.7% in the Third Quarter of 2014

Conference Call

Wayfair will host a conference call and webcast to discuss its Third Quarter 2015 financial results today at 8:00 a.m. (ET). Investors and participants can access the call by dialing (877) 201-0168 in the U.S. and (647) 788-4901 internationally. The passcode for the conference line is 56941253. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair

Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of brands includes:

•	Wayfair.com, an online destination for all things home

•	Joss & Main, an online flash sales site offering inspiring home design daily

•	AllModern, a go-to online source for modern design

•	DwellStudio, a design house for fashion-forward modern furnishings

•	Birch Lane, a collection of classic furnishings and timeless home décor

Wayfair is headquartered in Boston, Massachusetts, with additional locations in New York, Utah, Kentucky, Ireland, U.K. and Germany.

Media Relations Contact:
Jane Carpenter, 617-502-7595
jcarpenter@wayfair.com

Investor Relations Contact:
Kate Gulliver, 617-880-8108
IR@wayfair.com

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the size and expected growth of the market. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to acquire new customers, our ability to sustain and/or manage our growth, our ability to increase our total net revenue per active customer, our ability to build and maintain strong brands and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. The forward-looking statements included in this earnings release represent the Company’s views as of the date of this earnings release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EXPLANATORY NOTE

The consolidated and condensed financial statements and other disclosures contained in this earnings release are those of Wayfair Inc. Prior to the effectiveness of Wayfair’s registration statement on Form S-1 related to its initial public offering in October 2014, Wayfair LLC was the principal operating entity. In connection with the initial public offering of Wayfair Inc., Wayfair LLC completed a corporate reorganization pursuant to which Wayfair LLC became a wholly-owned subsidiary of Wayfair Inc., and the holders of equity interests in Wayfair LLC became stockholders of Wayfair Inc.

Non-GAAP Financial Measures

To supplement Wayfair’s unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue (“Adjusted EBITDA Margin”), free cash flow and non-GAAP net loss and diluted net loss per share. Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as earnings (loss) before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense and (benefit from) provision for income taxes. Wayfair has included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by its management and its board of managers to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitate operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of managers.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by (used in) operating activities less net cash used to purchase property and equipment including leasehold improvements and site and software development costs. Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss attributable to common stockholders plus accretion of convertible redeemable preferred units, equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. Wayfair believes that adding back accretion of convertible redeemable preferred units, equity-based compensation expense and related tax and (benefit from) provision for income taxes, and non-recurring items as adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA
Net loss	$(15,478)	$(24,143)	$(61,948)	$(75,544)
Depreciation and amortization	9,207	5,547	23,351	14,438
Equity based compensation and related taxes	7,985	—	23,248	5,528
Interest (income), net	(325)	(89)	(897)	(222)
Other (income) expense, net	(2,746)	309	(2,542)	405
(Benefit from) provision for income taxes	(88)	59	31	76
Adjusted EBITDA	$(1,445)	$(18,317)	$(18,757)	$(55,319)

Net revenue	$593,972	$336,188	$1,510,095	$910,332
Adjusted EBITDA Margin	(0.2)%	(5.4)%	(1.2)%	(6.1)%

A reconciliation of GAAP net loss attributable to common stockholders to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net loss attributable to common stockholders	$(15,478)	$(28,891)	$(61,948)	$(92,047)
Accretion of convertible redeemable preferred units	—	4,748	—	16,503
Equity based compensation and related taxes	7,985	—	23,248	5,528
(Benefit from) provision for income taxes	(88)	59	31	76
Other (1)	(2,997)	—	(2,997)	—
Non-GAAP net loss	$(10,578)	$(24,084)	$(41,666)	$(69,940)
Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.59)	$(0.50)	$(1.72)
Weighted average common shares outstanding, basic and diluted	83,886	40,513	83,569	40,722

(1) In the three and nine months ended September 30, 2015, we recorded a $3.0 million gain from the sale of our Australian business. Because the sale was unrelated to current operations, non-recurring, and neither comparable to prior periods or predictive of future results, we have chosen to exclude it from the non-GAAP net loss in evaluating management performance. We recorded this expense in "Other income (expense), net” in the unaudited consolidated and condensed statements of operations.

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$51,504	$(11,066)	$44,755	$(50,837)
Purchase of property, equipment, and leasehold improvements	(11,491)	(6,837)	(36,695)	(31,168)
Site and software development costs	(4,681)	(4,495)	(13,107)	(10,643)
Free cash flow	$35,332	$(22,398)	$(5,047)	$(92,648)

Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Consolidated Financial Metrics
Net Revenue	$593,972	$336,188	$1,510,095	$910,332
Adjusted EBITDA	$(1,445)	$(18,317)	$(18,757)	$(55,319)
Free cash flow	$35,332	$(22,398)	$(5,047)	$(92,648)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$544,971	$285,502	$1,354,665	$755,036
Active Customers	4,591	2,858	4,591	2,858
LTM Net Revenue per Active Customer	$371	$342	$371	$342
Orders Delivered	2,323	1,314	6,079	3,536
Average Order Value	$235	$217	$223	$214

WAYFAIR INC.

CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$278,690	$355,859
Short-term investments	46,654	60,000
Accounts receivable, net of allowance of $3,240 and $2,545 at September 30, 2015 and December 31, 2014, respectively	9,719	5,949
Inventories	22,552	19,798
Prepaid expenses and other current assets	75,486	45,262
Total current assets	433,101	486,868
Property and equipment, net	88,642	60,639
Goodwill and intangible assets, net	3,899	6,478
Long-term investments	74,460	—
Other noncurrent assets	1,242	1,538
Total assets	$601,344	$555,523
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$192,552	$147,873
Accrued expenses	52,083	42,335
Deferred revenue	45,027	26,784
Other current liabilities	24,070	15,600
Total current liabilities	313,732	232,592
Other liabilities	32,916	17,392
Total liabilities	346,648	249,984

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at September 30, 2015 and December 31, 2014	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 44,145,083 and 37,002,874 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	44	37
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 39,894,391 and 46,179,192 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	40	46
Additional paid-in capital	374,794	363,944
Accumulated deficit	(120,070)	(58,122)
Accumulated other comprehensive loss	(112)	(366)
Total stockholders’ equity	254,696	305,539
Total liabilities and stockholders’ equity	$601,344	$555,523

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net revenue	$593,972	$336,188	$1,510,095	$910,332
Cost of goods sold (1)	452,586	257,161	1,145,073	697,644
Gross profit	141,386	79,027	365,022	212,688

Operating expenses:
Customer service and merchant fees (1)	21,109	14,239	55,417	37,321
Advertising	70,711	49,763	190,249	136,478
Merchandising, marketing and sales (1)	27,083	13,437	74,131	41,868
Operations, technology, general and administrative (1)	40,912	25,203	109,887	71,558
Amortization of acquired intangible assets	208	249	694	748
Total operating expenses	160,023	102,891	430,378	287,973
Loss from operations	(18,637)	(23,864)	(65,356)	(75,285)
Interest income, net	325	89	897	222
Other income (expense), net	2,746	(309)	2,542	(405)
Loss before income taxes	(15,566)	(24,084)	(61,917)	(75,468)
(Benefit from) provision for income taxes	(88)	59	31	76
Net loss	(15,478)	(24,143)	(61,948)	(75,544)
Accretion of convertible redeemable preferred units	—	(4,748)	—	(16,503)
Net loss attributable to common stockholders	$(15,478)	$(28,891)	$(61,948)	$(92,047)
Net loss attributable to common stockholders per share, basic and diluted	$(0.18)	$(0.71)	$(0.74)	$(2.26)
Weighted average common shares outstanding, basic and diluted	83,886	40,513	83,569	40,722

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$96	$—	$246	$—
Customer service and merchant fees	236	—	743	253
Merchandising, marketing and sales	3,414	—	10,484	4,054
Operations, technology, general and administrative	4,239	—	11,775	1,221
	$7,985	$—	$23,248	$5,528

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities
Net loss	$(61,948)	$(75,544)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	23,351	14,438
Equity based compensation	21,741	5,528
Gain on sale of a business	(2,997)	—
Other non-cash adjustments	1,395	888
Changes in operating assets and liabilities:
Accounts receivable	(3,832)	2,376
Inventories	(2,778)	(6,155)
Prepaid expenses and other current assets	(28,419)	(12,721)
Accounts payable and accrued expenses	60,340	(1,108)
Deferred revenue and other liabilities	37,927	24,578
Other assets	(25)	(3,117)
Net cash provided by (used in) operating activities	44,755	(50,837)

Cash flows from investing activities
Purchase of short-term and long-term investments	(141,309)	(110,000)
Sale and maturities of short-term investments	78,715	59,964
Purchase of property and equipment	(36,695)	(31,168)
Site and software development costs	(13,107)	(10,643)
Cash received from the sale of a business (net of cash sold)	2,860	—
Other investing activities, net	302	(3,015)
Net cash used in investing activities	(109,234)	(94,862)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(12,899)	—
Net proceeds from exercise of stock options	374	—
Net proceeds from issuance of Series B convertible redeemable preferred units	—	154,774
Repurchase of common units	—	(23,500)
Dividends paid to Series A convertible redeemable preferred holders	—	(15,000)
Repurchase of employee equity	—	(5,528)
Net cash (used in) provided by financing activities	(12,525)	110,746
Effect of exchange rate changes on cash and cash equivalents	(165)	(29)
Net (decrease) in cash and cash equivalents	(77,169)	(34,982)
Cash and cash equivalents
Beginning of period	355,859	65,289
End of period	$278,690	$30,307